EXHIBIT 10.3





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                       CONVERTIBLE NOTE PURCHASE AGREEMENT



                                      Among





                            FRONT PORCH DIGITAL INC.


                                       and

                           THE PURCHASERS NAMED HEREIN









                            Dated as of April 1, 2003









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

                       Convertible Note Purchase Agreement


                            Dated as of April 1, 2003


                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I - DEFINITIONS........................................................1
         1.1      Definitions..................................................1
         1.2      Accounting Terms.............................................8

ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND TERMS OF
         CONVERTIBLE NOTE PURCHASE; PAYMENTS...................................8
         2.1      The Convertible Notes........................................8
         2.2      Purchase and Sale of Securities..............................8
         2.3      Closing......................................................8
         2.4      Use of Proceeds..............................................9

ARTICLE III - TERMS OF NOTES...................................................9
         3.1      Conversion of the Convertible Notes..........................9
         3.2      Payments and Endorsements...................................10
         3.3      Redemptions and Payment at Maturity; Issuance of Warrants...10
         3.4      Default Rate of Interest....................................11
         3.5      Maximum Legal Rate of Interest..............................12
         3.6      Payment on Non-Business Days................................12
         3.7      Transfer and Exchange of Convertible Notes..................12
         3.8      Replacement of Convertible Notes............................12

ARTICLE IV - CONDITIONS TO THE PURCHASERS' AND THE COMPANY'S
         OBLIGATIONS TO CLOSE.................................................13
         4.1      Conditions to Purchasers' Obligation to Close...............13
         4.2      Conditions to the Company's Obligations to Close............14

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..................14
         5.1      Representations and Warranties of the Purchasers............14

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................16
         6.1      Corporate Authority.........................................16
         6.2      Governmental Approvals......................................17
         6.3      No Event of Default.........................................17
         6.4      Government Regulation.......................................17


                                      (i)

         6.5      Absence of Financing Statements, etc........................18
         6.6      No Materially Adverse Contracts, etc........................18
         6.7      Financial Statements........................................18
         6.8      Capitalization..............................................18

ARTICLE VII - AFFIRMATIVE COVENANTS OF THE COMPANY............................18
         7.1      Punctual Payment............................................18
         7.2      Records and Accounts........................................18
         7.3      Notices of Default..........................................19
         7.4      Corporate Existence; Maintenance of Properties..............19
         7.5      Insurance...................................................19
         7.6      Taxes.......................................................19
         7.7      Compliance with Laws, Contracts, Licenses, and Permits......20
         7.8      Exercise of Rights..........................................20
         7.9      Intellectual Property.......................................20
         7.10     Amendment to Corporate Charter..............................20

ARTICLE VIII - CERTAIN NEGATIVE COVENANTS OF THE COMPANY......................21
         8.1      Indebtedness................................................21
         8.2      Restrictions on Liens.......................................21
         8.3      Restrictions on Investments.................................22
         8.4      Distributions...............................................23
         8.5      Merger, Consolidation and Disposition of Assets.............23
         8.6      Sale and Leaseback..........................................23
         8.7      Compliance with Environmental Laws..........................23
         8.8      Transaction Documents.......................................24
         8.9      Employee Benefit Plans......................................24
         8.10     Upstream Limitations........................................24
         8.11     Accounting Practices........................................25
         8.12     Subordinated Debt...........................................25
         8.13     Capital Expenditures........................................25

ARTICLE IX - EVENTS OF DEFAULT................................................25
         9.1      Events of Default and Acceleration..........................25
         9.2      Remedies....................................................26
         9.3      Annulment of Defaults.......................................27

ARTICLE X - MISCELLANEOUS.....................................................27
         10.1     No Waiver; Cumulative Remedies..............................27
         10.2     Amendments, Waivers and Consents............................27
         10.3     Addresses for Notices, Etc..................................27
         10.4     Assignability; Binding Agreement............................28
         10.5     Survival of Representations and Warranties..................29
         10.6     Prior Agreements............................................29
         10.7     Severability................................................29
         10.8     Governing Law...............................................29


                                      (ii)

         10.9     Section Headings and Gender; Construction...................29
         10.10    Counterparts................................................29
         10.11    Specific Performance........................................29
         10.12    Actions by Purchasers.......................................29
         10.13    Limitation of Liability.....................................30
         10.14    Confidentiality.............................................30


                                     (iii)

                             SCHEDULES AND EXHIBITS


Exhibits
--------

S-1. Form of Joinder Agreement


A.   Form of Convertible Notes


B.   Form of Warrant




Schedules
---------

A.   Purchasers


B.   Capitalization


                                      (iv)

                       CONVERTIBLE NOTE PURCHASE AGREEMENT


         THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (as amended from time to time, this "AGREEMENT") is made as of April 1, 2003, by and among Front Porch Digital Inc., a Nevada corporation (together with any subsidiaries or successors, the "Company"), and the persons or entities identified on the signature pages hereto as the "PURCHASERS" and any other persons or entities who may later become a party to this Agreement by signing a Joinder Agreement in substantially the form attached as EXHIBIT S-1 and their respective successors and assigns (collectively, the "PURCHASERS," and each individually, a "PURCHASER").


         WHEREAS, the Company desires to issue to the Purchasers 8% Convertible Notes in the original aggregate principal amount of up to $1,500,000 (the "CONVERTIBLE NOTES"), which Convertible Notes shall be substantially in the form of EXHIBIT A attached hereto; and


         WHEREAS, in accordance with the terms of the Convertible Notes and this Agreement, the Convertible Notes shall be due on September 30, 2004 and shall be convertible into shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), and, if not so converted, shall entitle the holders, upon payment of the Convertible Notes, to the receipt of stock purchase warrants substantially in the form of EXHIBIT B attached hereto (the "WARRANTS") that shall entitle the holders to purchase, on the terms and subject to the conditions of the Warrants, shares of Common Stock; and


         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                            ARTICLE I - DEFINITIONS


         1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):


         "AFFILIATE" shall mean any Person that would be considered to be an affiliate of the Company under Rule 144 of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Company were issuing securities.


         "AGREEMENT" shall have the meaning assigned to that term in the first paragraph hereof.


         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of the State of New York.


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         "CAPITAL EXPENDITURE" shall mean amounts paid or Indebtedness incurred by any Person in connection with the purchase or lease by such Person of assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.


         "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however, designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, membership interests in a limited liability company, and any and all warrants, rights or options to purchase any of the foregoing.


         "CAPITALIZED LEASE OBLIGATION" shall mean any Indebtedness represented by the principal portion of obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.


         "CAPITALIZED LEASES" shall mean leases under which the Company is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.


         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.


         "CLOSING" shall have the meaning assigned to that term in SECTION 2.3.


         "CLOSING DATE" shall have the meaning assigned to that term in SECTION 2.3.


         "CODE" shall mean the Internal Revenue Code of 1986, as amended.


         "COMMISSION" shall mean the United States Securities and Exchange Commission (or any other federal agency at that time administering the Securities Act).


         "COMMON STOCK" shall have the meaning assigned to that term in the recitals of this Agreement.


         "COMPANY" shall have the meaning assigned to that term in the first paragraph of this Agreement.


         "CONVERSION SHARES" shall have the meaning assigned to that term in
SECTION 3.1.1.


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         "CONVERTIBLE NOTES" shall have the meaning assigned to that term in the recitals of this Agreement.


         "DEFAULT" shall have the meaning assigned to that term in SECTION 9.1.


         "DISTRIBUTION" shall mean the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Company, other than dividends payable solely in shares of Common Stock; the purchase, redemption, or other retirement of any shares of any class of Capital Stock of the Company, directly or indirectly through a Subsidiary of the Company or otherwise; the return of capital by the Company to its stockholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Company.


         "EMPLOYEE BENEFIT PLAN" shall mean any employee benefit plan within the meaning of SECTION 3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.


         "ENVIRONMENTAL LAWS" shall mean RCRA, CERCLA, SARA, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance order or decree relating to health, safety or the environment.


         "ERISA" shall mean part 6 subtitle B of title I of the Employee Retirement Income Security Act of 1974, as amended.


         "ERISA AFFILIATE" shall mean any Person which is treated as a single employer with the Company under Section 414 of the Code.


         "ERISA REPORTABLE EVENT" shall mean a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder, for which the notice requirement has not been waived.


         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


         "EVENT OF DEFAULT" shall have the meaning assigned to that term in
SECTION 9.1.


         "FINANCIAL STATEMENTS" shall mean collectively (a) the audited balance sheet of the Company at December 31, 2000 and December 31, 2001, and the related audited statements of


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income, retained earnings and cash flows for the period February 1, 2000
(commencement of operations) through December 31, 2000 and the fiscal year ended December 31, 2001, with a report thereon by the independent certified public accountants of the Company, and (b) the unaudited balance sheet of the Company at September 30, 2002, and the related unaudited statements of income, retained earnings and cash flows for the nine month period then ended, prepared in accordance with GAAP consistently applied and filed with the Commission in connection with the Company's periodic filings pursuant to the Exchange Act.


         "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (b) consistently applied with past financial statements of the Company adopting the same principles, provided that in each case referred to in this definition of "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.


         "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.


         "GUARANTEED PENSION PLAN" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.


         "HAZARDOUS SUBSTANCES" shall mean any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any Pollutant or Contaminant as defined by 42 U.S.C. Section 9601 (33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.


         "INDEBTEDNESS" as applied to a Person shall mean, without duplication:
(a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations and Indebtedness for Money Borrowed, (b) all obligations of other Persons which such Person has guaranteed,
(c) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and (d) every obligation of such Person under any forward

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contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars, earn outs and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities, future performance or other indices.


         "INDEBTEDNESS FOR MONEY BORROWED" shall mean, without duplication, (a) Indebtedness arising from the lending of money by any Person to the Company; (b) Indebtedness, whether or not in any such case arising from the lending by any Person of money to the Company, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or
(iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property;
(c) Indebtedness that constitutes a Capitalized Lease Obligation; (d) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; (e) with respect to the Company, the Purchaser Obligations, and (f) Indebtedness of the Company under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (a) through (c) hereof, if owed directly by the Company.


         "INTELLECTUAL PROPERTY" shall mean all patent, copyright, trade secret, trademark, trade name, service mark, Internet domain name, logo or other mark or logo, or other proprietary rights or valid licenses thereof.


         "INVESTMENTS" shall mean all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid in cash; (c) there shall be deducted in respect of each such Investment any amount received in cash as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid in cash; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.


         "LIEN" shall have the meaning assigned to that term in SECTION 8.2.


         "MAJORITY INTEREST" shall mean, as of a certain date, the holders of at least a majority of the principal amount then outstanding on the Convertible Notes.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations, results of operations, assets, liabilities, prospects, or condition (financial or otherwise) of the Company, considered as a whole, (b) the Company's ability to perform its obligations under this Agreement or under any of the other Transaction Documents or (c) the legal impairment of the ability of any Purchaser to enforce the Purchaser Obligations.


         "MATURITY DATE" shall mean September 30, 2004.


         "MULTIEMPLOYER PLAN" shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Company or any ERISA Affiliate.


         "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002 of ERISA and any successor entity or entities having similar responsibilities.


         "PERMITTED LIENS" shall mean Liens permitted by SECTION 8.2.


         "PERSON" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.


         "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.


         "PURCHASE MONEY INDEBTEDNESS" shall mean and include (a) Indebtedness (including Capitalized Lease Obligations) for the payment of all or any part of the purchase price of any fixed assets, (b) any Indebtedness (including Capitalized Lease Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.


         "PURCHASE MONEY LIEN" shall mean a Lien upon fixed assets which secure Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets, the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien, including Liens securing Capitalized Lease Obligations.


         "PURCHASER OBLIGATIONS" shall mean all indebtedness, obligations and liabilities of the Company to any of the Purchasers, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Transaction Documents or in respect of any of the Convertible Notes, or other instruments at any time evidencing any thereof.


         "PURCHASERS" shall have the meaning assigned to that term in the introductory paragraph of this Agreement.


         "RCRA" shall mean the Resource Conservation and Recovery Act.


         "REAL ESTATE" shall mean all real property at any time owned or leased (as lessee or sublessee) by the Company or any Subsidiary.


         "RENTALS" shall mean, as of the date of determination, all payments which the lessee is required to make by the terms of any lease inclusive of payments with respect to real property taxes, insurance, utilities and other payments in addition to the base rate for which the Company are obligated under a lease.


         "REQUIREMENT OF LAW" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.


         "SARA" shall mean the Superfund Amendments and Reauthorization Act of 1986.


         "SECOND CLOSING DATE" shall have the meaning assigned to that term in
SECTION 2.3.


         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


         "STOCK OPTION PLAN" shall mean the Company's 2000 Equity Incentive Plan, as amended from time to time.


         "SUBORDINATED DEBT" shall mean any Indebtedness of the Company that is, by its terms, subordinated in priority of payment to the Convertible Notes.

         "SUBSIDIARY" shall mean any Person which the Company shall, directly or indirectly through a Subsidiary or Subsidiaries, have the power to vote or direct the voting of sufficient securities to elect a majority of directors (or persons performing similar functions) or with respect to which the Company acts as a general partner or managing member or otherwise controls the day-to-day operations of such Person. Any reference herein to a Subsidiary of the Company shall include any Subsidiary of the Company as of the Closing Date or at any time thereafter.


         "TRANSACTION DOCUMENTS" shall mean this Agreement and the Convertible Notes.


         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with GAAP. All financial tests relating to the Company shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis.


              ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND TERMS
                     OF CONVERTIBLE NOTE PURCHASE; PAYMENTS


         2.1 THE CONVERTIBLE NOTES. The Company has authorized the issuance of its Convertible Notes in the aggregate original principal amount of up to $1,500,000. The Convertible Notes shall be in the form set forth as EXHIBIT A attached hereto. The Convertible Notes shall (a) be payable on the Maturity Date (except as otherwise provided herein), (b) bear interest (based on a 360-day year of twelve 30-day months) on the unpaid principal amount thereof and any accrued and unpaid interest thereon until due at the rate of 8% per annum, payable at maturity or prior prepayment of the Convertible Notes in full and (c) be convertible into shares of Common Stock as provided in SECTION 3.1 below.


         2.2 PURCHASE AND SALE OF SECURITIES. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Company shall issue to each Purchaser, and each Purchaser severally agrees to purchase from the Company, the Convertible Notes in the original principal amount, and for the purchase price, set forth opposite such Purchaser's name on SCHEDULE A attached hereto.


         2.3 CLOSING. Subject to the satisfaction or waiver of the conditions set forth herein, the issuance of the Convertible Notes to the Purchasers and the other transactions contemplated hereby shall occur in part on the date first above written (the "CLOSING DATE") with the remainder to occur on or prior to April 30, 2003 (the "SECOND CLOSING DATE"), subject to all of the conditions to Closing set forth in Article IV of this Agreement having been satisfied or waived, at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, or at such other times and places as shall be mutually agreed upon by the Purchasers and the Company (consummation of each such issuance and the other transactions contemplated hereby, a "CLOSING"). At each Closing, the Company will issue one Convertible Note to each

Purchaser, payable to such Purchaser or its registered assigns, in the principal amount set forth opposite such Purchaser's name on SCHEDULE A for such Closing, against receipt of immediately available funds by wire transfer to an account or accounts designated by the Company prior to the Closing, in an aggregate amount equal to such principal amount. If after the Closing Date and before the Second Closing Date, any additional Purchasers become a party to this Agreement by executing a Joinder Agreement in the form of EXHIBIT S-1 attached hereto, the Company shall cause SCHEDULE A to be amended to include such Purchaser or Purchasers and all corresponding investment information specified in such SCHEDULE A.


         2.4 USE OF PROCEEDS. The Company agrees to use the full proceeds from the issuance of the Convertible Notes to provide for investment into the Company for working capital and other corporate purposes.


                          ARTICLE III - TERMS OF NOTES


         3.1 CONVERSION OF THE CONVERTIBLE NOTES.


                  3.1.1 CONVERSION SHARES. Each of the outstanding Convertible Notes shall be convertible into that number of shares of Common Stock equal to the outstanding principal amount of such Convertible Note divided by $0.042 (such amount to be adjusted appropriately for stock splits, stock dividends, combinations, recapitalizations and the like with respect to the Common Stock) (the shares of Common Stock issuable upon conversion of the Convertible Notes, the "CONVERSION SHARES").


                  3.1.2 PROCEDURE FOR CONVERSION. Each holder of a Convertible Note may at any time, and from time to time, elect to convert its Convertible Note, in whole or in part, into shares of Common Stock by surrendering the original Convertible Note to the Company, at its principal executive office or such other place the Company may from time to time designate by notice to the holders of the Convertible Notes. Upon surrender of such Convertible Note, the Company shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate representing the Conversion Shares to which such holder shall be entitled upon conversion in accordance with
SECTION 3.1.1. The issuance of the shares of Common Stock issuable upon conversion shall be deemed effective as of the surrender of the original Convertible Note and will be made without charge to the holders of such Convertible Notes. If, notwithstanding the foregoing, the Company does not have sufficient authorized and unissued shares of Common Stock on any date of proposed any conversion of Convertible Notes in accordance with this Section 3.1, such Convertible Notes shall not be convertible into shares of Common Stock until such time as sufficient authorized and unissued shares of Common Stock are available for issuance upon such conversion.


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

         3.2 PAYMENTS AND ENDORSEMENTS.


                  3.2.1 Payments of principal and interest on the Convertible Notes shall be made without set off or counterclaim, directly by wire transfer to an account designated in writing by each Purchaser, without any presentment or notation of payment, except that prior to any transfer of any Convertible Note the holder thereof shall endorse on such Convertible Note a record of the date to which interest has been paid and all payments made on account of principal of such Convertible Note. All payments and prepayments of principal of and interest on the Convertible Notes made to any holder of Convertible Notes shall be applied (to the extent thereof) to all of the Convertible Notes then owned by such holder pro rata based on the principal amount outstanding and held by such holder.


                  3.2.2 Anything herein to the contrary notwithstanding, if any changes in present or future applicable law (which term "APPLICABLE LAW", as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to any Purchaser by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including, without limitation, any change according to a prescribed schedule of increasing requirements, shall impose on the Company any obligation with respect to any amount payable by it hereunder or under any of the other Transaction Documents to withhold or deduct any taxes, levies, imposts, duties, charges, fees, deductions or withholdings, the Company will pay to the Purchasers, on the date on which such amount is due and payable hereunder or under such other Transaction Document, such additional amount in United States Dollars as shall be necessary to enable the Purchasers to receive the same net amount which the Purchasers would have received on such due date if no such obligation had been imposed upon the Company. Notwithstanding the foregoing, the Company shall not be obligated to make any such additional payment to any Purchaser to the extent that such Purchaser is entitled under then-applicable law to deduct, obtain a credit for, or otherwise receive a tax benefit from any such tax, levy, impost, duty, charge, fee, deduction or withholding. The Company will deliver promptly to the Purchasers certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Company hereunder or under such other Transaction Document.


                  3.2.3 The obligations of the Company under this SECTION 3.2 shall survive the payment in full of all amounts due hereunder or under the Convertible Notes.


         3.3 REDEMPTIONS AND PAYMENT AT MATURITY; ISSUANCE OF WARRANTS.


                  3.3.1 OPTIONAL REDEMPTIONS. The Company may at any time and from time to time, voluntarily pay the principal amount of the Convertible Notes in whole, or in part, together with all accrued and unpaid interest on the amount so redeemed through the date of redemption, without premium or penalty; provided, however, that in connection with any such redemption the

Company shall issue to the holders of Convertible Notes so redeemed Warrants pursuant to the provisions of SECTION 3.3.4.


                  3.3.2 NOTICE OF REDEMPTIONS; PRO RATA REDEMPTIONS NOT REQUIRED. Written notice of any redemption pursuant to SECTION 3.3.1 shall be given to the holders of the Convertible Notes to be redeemed at least five (5) Business Days prior to the date of any such redemption. The Company may redeem Convertible Notes pursuant to SECTION 3.3.1, by redeeming the Convertible Notes of any holder, in whole or in part, without redeeming the Convertible Notes of any other holder of Convertible Notes. Notwithstanding the provisions of this
SECTION 3.3, any holder of a Convertible Note to be redeemed pursuant to SECTION
3.3.1 may convert such Convertible Note to Common Stock pursuant to SECTION 3.1, including the principal amount of such Convertible Note to be redeemed, at any time prior to the date of redemption.


                  3.3.3 NO OTHER ACQUISITION OF NOTES. The Company will not and will not permit any Affiliate to purchase, redeem, prepay, tender for or otherwise acquire, directly or indirectly, any of the outstanding Convertible Notes except upon the repurchase or prepayment of the Convertible Notes in accordance with the other terms of this SECTION 3.3. The Company will promptly cancel all Convertible Notes acquired by it or any of its Affiliates pursuant to any purchase, redemption, prepayment or tender for the Convertible Notes pursuant to any provision of this Agreement or otherwise and no Convertible Notes may be issued in substitution or exchange for any such Convertible Notes.


                  3.3.4. PAYMENT AND ISSUANCE OF WARRANTS. Upon any payment of principal of any Convertible Note, whether in connection with the prepayment or redemption of Convertible Notes or at maturity, the Company shall issue to the holder of such Convertible Note, concurrently with such payment, Warrants exercisable for the purchase of 5,500 shares of Common Stock for each $1,000 principal amount of Convertible Notes paid. Upon such payment of Convertible Notes, the Company shall execute and send by hand delivery, by courier or by first class mail (postage prepaid) to the holders of such Convertible Notes or to any such holder's designee, at the address designated by such holder, a certificate representing the Warrants to which such holder shall be entitled pursuant to this SECTION 3.3.4. The issuance of the Warrants shall be deemed effective as of the date of payment of the Convertible Notes and will be made without charge to the holders of Convertible Notes that were paid.


         3.4 DEFAULT RATE OF INTEREST. If an Event of Default has occurred and is continuing, from and after the date such Event of Default has occurred the entire outstanding unpaid principal balance of the Convertible Notes and any unpaid interest from time to time in default shall bear interest, payable in cash on demand, at the rate of 12% per annum, or such lower rate as then may be the maximum rate permitted by applicable law; PROVIDED, HOWEVER, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, the Convertible Notes shall again bear interest at the rate of 8% per annum as set forth herein.

         3.5 MAXIMUM LEGAL RATE OF INTEREST. Nothing in this Agreement or in the Convertible Notes, shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law.


         3.6 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.


         3.7 TRANSFER AND EXCHANGE OF CONVERTIBLE NOTES. The Company shall keep a register in which it shall provide for the registration of the Convertible Notes and the registration of transfers of Convertible Notes. The holder of any Convertible Note may, prior to maturity or prepayment thereof, surrender such Convertible Note, at the principal office of the Company for transfer or exchange. Any holder desiring to transfer or exchange any Convertible Note shall first notify the Company in writing at least five (5) Business Days in advance of such transfer or exchange. Within a reasonable time after such notice to the Company from a holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such holder, the Company shall issue in exchange therefor another Convertible Note all as requested by the holder, for the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Convertible Note so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Convertible Note so surrendered. Each new Convertible Note shall be made payable to such Person or Persons, or assigns, as the holder of such surrendered Convertible Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Company shall have no obligation hereunder or under any Convertible Note to any Person other than the registered holder of each such Convertible Note. Notwithstanding anything to the contrary contained herein, no holder of the Convertible Notes shall be permitted to transfer any of its Convertible Notes unless such holder's transferee has agreed in writing to be bound by the terms of this Agreement and the other Transaction Documents to which such holder is a party, including the representations and warranties set forth in SECTION 5.1 hereof.


         3.8 REPLACEMENT OF CONVERTIBLE NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Convertible Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Convertible Note, the Company will issue a new Convertible Note of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Convertible Note; PROVIDED, HOWEVER, if any Convertible Note of which a Purchaser, its nominee, or any of its partners is the holder is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Convertible Note in replacement of such lost, stolen or destroyed Convertible Note other than the holders written agreement to indemnify the Company.


          ARTICLE IV - CONDITIONS TO THE PURCHASERS' AND THE COMPANY'S
                              OBLIGATIONS TO CLOSE


         The obligation of the Purchasers to purchase the Convertible Notes at the Closing, are subject to the following conditions, all or any of which may be waived in writing by the Purchasers:


         4.1 CONDITIONS TO PURCHASERS' OBLIGATION TO CLOSE.


                  4.1.1 The Purchasers shall have received prior to or at each Closing all of the following, each in form and substance satisfactory to the
Purchasers:


                           (a) The Convertible Notes duly executed by the
Company and registered in respective names of the Purchasers; and


                           (b) Such other documents referenced in any Exhibit
hereto or relating to the transactions contemplated by this Agreement as the Purchasers may reasonably request.


                  4.1.2 Each of the representations and warranties of the Company set forth in Article VI hereof shall be true and correct in all respects at the time of, and immediately after giving effect to, the purchase of the Convertible Notes.


                  4.1.3 At the time of and immediately following each Closing there shall exist no Event of Default and no condition, event or act that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default.


                  4.1.4 The Company shall have performed and complied with all of its agreements and satisfied the conditions set forth or contemplated herein that are required to be performed or complied with or satisfied by it on or before the Closing Date (or the Second Closing Date, as the case may be).


                  4.1.5 There shall not be on the Closing Date (or the Second Closing Date, as the case may be) any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition under any Requirement of Law which, in the judgment of the Purchasers, would prohibit the purchase of the Convertible Notes hereunder or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Convertible Notes were to be purchased hereunder.

         4.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS TO CLOSE.


                  4.2.1 The Company shall have received prior to or at each Closing all of the following, each in form and substance satisfactory to the Company and its counsel:


                           (a) Payment in full for the Convertible Notes being
purchased at such Closing; and


                           (b) Such other documents referenced in any Exhibit
hereto or relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.


                  4.2.2 Each of the representations and warranties of the Purchasers set forth in Article V hereof shall be true and correct in all respects at the time of, and immediately after giving effect to, the purchase of the Convertible Notes.


                  4.2.3 The Purchasers shall have performed and complied with all of their respective agreements and satisfied the conditions set forth or contemplated herein that are required to be performed or complied with or satisfied by them on or before the Closing Date (or the Second Closing Date, as the case may be).


                  4.2.4 There shall not be on the Closing Date (or the Second Closing Date, as the case may be) any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition under any Requirement of Law which, in the judgment of the Company, would prohibit the purchase of the Convertible Notes hereunder or subject the Company to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Convertible Notes were to be purchased hereunder.


          ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


         5.1 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser, for itself or himself only, hereby represents and warrants, which representations and warranties shall survive each Closing, that:


                  5.1.1 Such Purchaser has duly authorized, executed and delivered this Agreement and such of the Transaction Documents as require execution by such Purchaser, and each constitutes the valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  5.1.2 Such Purchaser is acquiring the Convertible Notes for its own account, and not as nominee or agent.


                  5.1.3 The Convertible Notes are being acquired for the purpose of investment and not with a view to distribution or resale thereof. Such Purchaser was not formed solely for the purpose of making an investment in the Company.


                  5.1.4 Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Convertible Notes and the shares of Common Stock issuable upon conversion of the Convertible Notes or the exercise of the Warrants are not, and will not be, registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser acknowledges that, in issuing the Convertible Notes and the Warrants, the Company is relying on the representations and warranties of such Purchaser in this SECTION 5.1.


                  5.1.5 No Person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or any agent of such Purchaser.


                  5.1.6 Such Purchaser hereby acknowledges that the Convertible Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Convertible Notes or the exercise of the Warrants (unless no longer required in the opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company) shall bear a legend substantially in the following form (or such other form as may be approved by the Company's counsel and which is reasonably acceptable to the Purchasers) (in addition to any other legend required by the Transaction Documents):


                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY OR ITS SUCCESSOR THAT SUCH REGISTRATION IS NOT REQUIRED.


The acquisition by such Purchaser of the Convertible Notes and/or Warrants, as applicable, shall constitute a confirmation by it of the foregoing representations.

                  5.1.7 Such Purchaser is an "ACCREDITED INVESTOR" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Such Purchaser has full right, authority and power under its charter, by-laws, governing partnership agreement, or trust documents, as applicable, to enter into this Agreement and all agreements, documents and instruments executed by such Purchaser pursuant hereto and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed by such Purchaser pursuant hereto have been duly authorized by all necessary action under such Purchaser's charter, bylaws, governing partnership agreement, or trust documents, as applicable. The execution, delivery and performance by such Purchaser of this Agreement and all agreements, documents and instruments to be executed and delivered by such Purchaser pursuant hereto do not and will not: (a) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse or time or both) under, accelerate any obligation under, or give rise to a right of termination of, any material contract, agreement, obligation, permit, license or authorization to which such Purchaser is a party or by which such Purchaser or its respective assets is bound, or any provision of such Purchaser's organizational documents; (b) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to such Purchaser; or
(c) require from such Purchaser any notice to, declaration or filing with, or consent or approval of, any Governmental Authority or other third party.


           ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company represents and warrants to the Purchasers as follows (which representations and warranties shall survive each Closing), after giving effect to the transactions contemplated by this Agreement and the other Transaction
Documents:


         6.1 CORPORATE AUTHORITY.


                  6.1.1 INCORPORATION; GOOD STANDING. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary and where the absence of such qualification would reasonably be expected to have a Material Adverse Effect upon the Company.

                  6.1.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Company, (ii) have been duly authorized by all necessary proceedings, including, without limitation, the issuance and delivery of the Convertible Notes and, upon the conversion thereof, the shares of Common Stock issuable upon conversion thereof, or, upon repayment thereof, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, (iii) do not violate, conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company, and (iv) do not violate, conflict with, or result in the creation of any Lien on the properties or assets of the Company under any provision of the charter or bylaws (or similar governing instruments) of, or any material agreement or other material instrument binding upon, the Company. None of the purchase of the Convertible Notes, or issuance of the Convertible Notes and, upon conversion thereof, the shares of Common Stock issuable upon conversion thereof, or, upon repayment thereof, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, is subject to preemptive or other similar statutory or contractual rights.


                  6.1.3 ENFORCEABILITY. The execution and delivery of this Agreement and the other Transaction Documents to which the Company is or is to become a party will result in valid and legally binding obligations of the Company enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.


         6.2 GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is or is to become a party and the transactions contemplated hereby and thereby, including the issuance and delivery of the Convertible Notes and, upon conversion thereof, the shares of Common Stock issuable upon conversion thereof, or, upon repayment thereof, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants, do not require the approval or consent of, or filing with, any Governmental Authority, other than the filing of an amendment to the Company's charter to increase the number of authorized shares of Common Stock and the filings that will be made and the consents that will be obtained under applicable securities laws.


         6.3 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.


         6.4 GOVERNMENT REGULATION. The Company is not a "HOLDING COMPANY", or a "SUBSIDIARY COMPANY" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940; nor is it subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other requirement and law which purports to regulate or restrict its ability to borrow money.

         6.5 ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens and as contemplated by the Transaction Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present Lien on or possible future Lien on, or security interest in, any assets or Property of the Company or any rights relating thereto.


         6.6 NO MATERIALLY ADVERSE CONTRACTS, ETC. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or could reasonably be expected to have a Material Adverse Effect. The Company is not a party to any contract or agreement that has or could reasonably be expected to, in the judgment of the Company's officers, have any Material Adverse Effect.


         6.7 FINANCIAL STATEMENTS. The Financial Statements were prepared in accordance with GAAP consistently applied during the periods covered thereby and fairly present the financial position of the Company as of the dates of such statements and its results of operations and cash flows for the periods covered thereby. Nothing has come to the attention of the Company since such respective dates which would indicate that such Financial Statements were not true and correct in all material respects as of the dates thereof.


         6.8 CAPITALIZATION. Immediately prior to the consummation of the transactions to be effected at the Closing, the total capitalization of the Company shall be as set forth on Schedule B annexed hereto.


               ARTICLE VII - AFFIRMATIVE COVENANTS OF THE COMPANY


         The Company covenants and agrees that, except with the prior written consent of a Majority Interest, so long as any of the Convertible Notes are outstanding:


         7.1 PUNCTUAL PAYMENT. The Company will duly and punctually pay or cause to be paid when due the principal and interest on the Convertible Notes, and the Company will duly and punctually pay or cause to be paid when due all other amounts provided for in this Agreement, the Convertible Notes and the other Transaction Documents to which the Company is a party, all in accordance with the terms of this Agreement, the Convertible Notes and such other Transaction Documents.


         7.2 RECORDS AND ACCOUNTS. The Company will (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves. The Company will at all times engage any nationally-recognized independent certified public accountants as the independent certified public accountants of the Company and will not permit more than ninety (90) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Company and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Purchasers.


         7.3 NOTICES OF DEFAULT. The Company will promptly notify each of the registered holders of the Convertible Notes in writing of the occurrence of any Default or Event of Default.


         7.4 CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES.


                  7.4.1 The Company will continue to engage principally in the business now conducted by the Company or a business or businesses similar thereto or reasonably compatible therewith.


                  7.4.2 The Company will keep in full force and effect its corporate existence.


                  7.4.3 The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its material rights and franchises.


                  7.4.4 The Company (i) will cause all of its Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, ordinary wear and tear and acts of God excepted, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times.


         7.5 INSURANCE. The Company will keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage as the Company reasonably determines is appropriate. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property as the Company reasonably determines is appropriate.


         7.6 TAXES. The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a Lien or charge upon its Property or any part thereof; PROVIDED, HOWEVER, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books.

         7.7 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Company will comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter and by-laws, (iii) all material agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency, instrumentality or other Governmental Authority shall become necessary or required in order that the Company may fulfill any of its obligations hereunder or under any of the other Transaction Documents to which the Company is a party, the Company will promptly take or cause to be taken all reasonable steps within the power of the Company to obtain such authorization, consent, approval, permit or license and furnish the registered holders of the Convertible Notes with evidence thereof.


         7.8 EXERCISE OF RIGHTS. The Company will enforce all of the Company's material rights and pursue all material remedies available to the Company with diligence and in good faith in connection with the enforcement of any such rights.


         7.9 INTELLECTUAL PROPERTY. The Company covenants and agrees that it will take all necessary and advisable steps to obtain ownership in and/or protection of all material Intellectual Property owned, or developed and intended to be owned, by the Company in the conduct of its business, and that it will not do any act, or omit to do any act, nor permit any licensee to do any act, whereby any material Intellectual Property owned by the Company may become abandoned, invalidated, dedicated to the public domain, or diminished in value; PROVIDED, HOWEVER, that nothing in this SECTION 7.9 shall prevent the Company from taking, or refraining from taking, any action if such action (or refraining from taking action) is in the judgment of the Company in its best interest and that would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company covenants and agrees that it will diligently prosecute any applications to obtain registrations of material Intellectual Property owned by the Company, other than Intellectual Property of a type that is not capable of cost effective protection or is not eligible for protection through registration; preserve and maintain all material Intellectual Property owned by the Company in all jurisdictions in which the Company conducts or proposes to conduct business; display appropriate notices of material Intellectual Property owned by the Company on all tangible embodiments; take reasonable security measures to protect the secrecy and confidentiality of all valuable information of the Company and its licensors; file all such applications, renewals, certificates and affidavits as may be reasonably necessary or advisable to obtain and maintain the ownership, validity and enforceability of all material Intellectual Property owned by the Company; appropriately document the Company's ownership of material Company Intellectual Property developed by or for the Company; take all reasonable enforcement actions as may be prudent to protect the material Intellectual Property owned by the Company; and conduct the business of the Company so as not to violate or infringe the Intellectual Property rights of others.


         7.10 AMENDMENT TO CORPORATE CHARTER. The Company will take all appropriate corporate action to prepare and have approved, and will use its best efforts to have approved by the Company's stockholders, on or prior to September 30, 2003, an amendment to the

Company's certificate of incorporation to increase the number of authorized shares of Common Stock to an amount sufficient to permit the conversion of the Convertible Notes in full and the exercise of all Warrants to be issued hereunder.


            ARTICLE VIII - CERTAIN NEGATIVE COVENANTS OF THE COMPANY


         The Company covenants and agrees that, except with the prior written consent of a Majority Interest, or, in the case of SECTIONS 8.2 or 8.5.1, except with the written consent of the holders of at least 66.67% of the principal amount of the outstanding Convertible Notes, so long as any of the Convertible Notes are outstanding:


         8.1 INDEBTEDNESS. The Company will not create, incur, assume, or suffer to exist any Indebtedness, except:


                  8.1.1 Indebtedness to the Purchasers arising hereunder and under the Transaction Documents;


                  8.1.2 Indebtedness arising under an agreement, arrangement or transaction, or group of related agreements or transactions, in an aggregate amount less than $100,000;


                  8.1.3 accounts payable to trade creditors and current operating expenses (other than for Indebtedness for Money Borrowed), in each case incurred in the ordinary course of business and with respect to which the Company shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by the Company and its independent accountants;


                  8.1.4 obligations to pay Rentals in connection with any real property lease or any operating leases for equipment with third parties who are not Affiliates of the Company or any of its Stockholders; and


                  8.1.5 contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business.


         8.2 RESTRICTIONS ON LIENS. The Company will not (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom other than pursuant to the Transaction Documents; (ii) except as otherwise permitted by this Agreement, transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid could reasonably be expected to by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (v) sell, assign, pledge or otherwise transfer any receivables with or without recourse; or (vi) enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits the Company from creating or incurring any lien, encumbrance, mortgage, pledge, change restriction or other security interest other than customary anti-assignment provisions in leases and licensing agreements and other agreements entered into by the Company in the ordinary course of business (each of the foregoing, a "LIEN"); PROVIDED that the Company may create or incur or suffer to be created or incurred or to exist:


                  8.2.1 Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in good faith in accordance with the terms of this Agreement;


                  8.2.2 Liens arising in the ordinary course of business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or if such payment is being contested in good faith by appropriate proceedings diligently conducted, and such Liens do not, in the aggregate, materially detract from the value of the assets of the Company or materially impair the use thereof in the operation of the Company's business and the Company has set aside on its books adequate reserves with respect thereto; or


                  8.2.3 Purchase Money Liens securing Purchase Money Indebtedness in existence as of the date hereof.


         8.3 RESTRICTIONS ON INVESTMENTS. The Company will not make or permit to exist or to remain outstanding any Investment in an amount in excess of $100,000, except Investments in:


                  8.3.1 marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;


                  8.3.2 demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;


                  8.3.3 securities commonly known as "COMMERCIAL PAPER" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

                  8.3.4 Investments existing on the date hereof; and

                  8.3.5 Investments consisting of loans and advances to employees for travel and other similar expenses in the ordinary course of business not to exceed $10,000 in the aggregate at any time outstanding.


         8.4 DISTRIBUTIONS. The Company will not declare, pay or make any distribution on shares of its Capital Stock or apply any of its funds, property or assets to the purchase, redemption or other retirement of any shares of its Capital Stock, or of any options to purchase or acquire any Capital Stock of the Company, other than the repurchase of shares of Common Stock from employees or directors of, or consultants to, the Company, pursuant to agreements under the Stock Option Plan or under any other equity incentive plan approved by the Board of Directors and a Majority Interest under which the Company has the option or obligation to repurchase such shares upon the occurrence of certain events, including termination of employment.


         8.5 MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.


                  8.5.1 MERGERS AND ACQUISITIONS. The Company will not agree to or become a party to or effect any merger or consolidation, or agree to or become a party to or effect any asset acquisition or stock acquisition.


                  8.5.2 DISPOSITION OF ASSETS. The Company will not sell, lease or otherwise dispose of any of its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) in the ordinary course of business, (ii) a transfer of Property to the Company, (iii) for so long as no Event of Default exists, dispositions of its equipment which, in the aggregate during any consecutive twelve-month period, have a fair market value or book value, whichever is less, of $100,000 or less, (iv) for so long as no Event of Default exists, replacements of its equipment with equipment of like kind, function and value, provided that the replacement equipment shall be acquired prior to or within three (3) months after any disposition of the equipment that is to be replaced, the replacement equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and the Purchasers shall have been given at least five (5) days prior written notice of such disposition and (v) any sale, lease or other disposition of Property in connection with any BONA FIDE financing transaction with third parties who are not Affiliates of the Company or any of its stockholders.


         8.6 SALE AND LEASEBACK. The Company will not enter into any arrangement, directly or indirectly, whereby the Company shall sell or transfer any Property owned by it in order then or thereafter to lease such property or lease other property that the Company intends to use for substantially the same purpose as the property being sold or transferred.


         8.7 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company will not (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of any Environmental Law in any material respect, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in any manner that would violate any Environmental Law in any material respects or bring such Real Estate in violation of any Environmental Law in any material respects, (iii) generate any Hazardous Substances on any of the Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law in any material respects.


         8.8 TRANSACTION DOCUMENTS. The Company will not amend, supplement or otherwise modify the terms of, or waive any of the provisions of or any rights under, any of the Transaction Documents or, except as contemplated by Section
7.10 hereof, the Company's charter or bylaws.


         8.9 EMPLOYEE BENEFIT PLANS. Neither the Company nor any ERISA Affiliate will


                  8.9.1 engage in any "PROHIBITED TRANSACTION" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Company or any of its Subsidiaries; or


                  8.9.2 permit any Guaranteed Pension Plan to incur an "ACCUMULATED FUNDING DEFICIENCY", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or


                  8.9.3 fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company pursuant to Section 302(f) or Section 4068 of ERISA; or


                  8.9.4 amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or


                  8.9.5 permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.


         8.10 UPSTREAM LIMITATIONS. The Company will not enter into any agreement, contract or arrangement (other than this Agreement) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make or repay loans, advances or other payments of whatsoever nature or to make or repay transfers or distributions of all or any part of its assets to the Company.


         8.11 ACCOUNTING PRACTICES. The Company shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP.


         8.12 SUBORDINATED DEBT. The Company will not directly or indirectly prepay, defease or in substance defease, purchase, redeem, repurchase, retire or otherwise acquire, in any single transaction or series of related transactions, Subordinated Debt in an amount in excess of $100,000.


         8.13 CAPITAL EXPENDITURES. The Company shall not make or incur any Capital Expenditure for fixed or capital assets, including assets financed under Capitalized Leases, in an amount in excess of $100,000 or if, after giving effect thereto, the aggregate of all such Capital Expenditures made by the Company would exceed $500,000 in any fiscal year.


                         ARTICLE IX - EVENTS OF DEFAULT


         9.1 EVENTS OF DEFAULT AND ACCELERATION. If any of the following events (each, an "EVENT OF DEFAULT" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "DEFAULT") shall occur:


                  9.1.1 The Company shall fail to pay any principal of the Convertible Notes or any fees due hereunder when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;


                  9.1.2 The Company shall fail to pay any interest on the Convertible Notes or other sums due hereunder or under any of the other Transaction Documents, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, in each case within ten
(10) Business Days after the same shall become due and payable;


                  9.1.3 The Company or any of its Subsidiaries shall fail to comply with any of its covenants contained in ARTICLE VIII hereof;


                  9.1.4 The Company shall fail to perform any other term, covenant or agreement contained herein (other than those set forth in SECTIONS 9.1.1, 9.1.2 or 9.1.3 above) or in any of the other Transaction Documents (other than those specified elsewhere in this SECTION 9.1) for thirty (30) days after the Company's receipt of written notice of such failure from a Purchaser;


                  9.1.5 Any representation or warranty of the Company in this Agreement or any of the other Transaction Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;


                  9.1.6 The Company shall make an assignment for the benefit of creditors or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or of any substantial part of the assets of the Company or shall commence any case or other proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company and the Company shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;


                  9.1.7 A decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company in an involuntary case under federal bankruptcy laws as now or hereafter constituted;


         then, and in any such event,


                           (a) A Majority Interest then outstanding, voting together as a single class, may, by notice to the Company, elect to declare the entire unpaid principal amount of the Convertible Notes plus all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under SECTION 9.1.6 or SECTION 9.1.7 above, in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and


                           (b) In the case of events of default under SECTION
         9.1.1 or SECTION 9.1.2 above, each Purchaser may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in aid of the exercise of any power granted in this Agreement.


         9.2 REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Purchasers shall have accelerated the maturity of the Convertible Notes pursuant to SECTION 9.1, each Purchaser, if owed any amount with respect to the Convertible Notes, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Transaction Documents or any instrument pursuant to which the Purchaser Obligations to such Purchaser are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Purchaser. No remedy herein conferred upon any Purchaser is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.


         9.3 ANNULMENT OF DEFAULTS. If at any time after the principal of any of the Convertible Notes shall have become due and payable, and before any judgment or decree for the payment of the monies so due, or any portion thereof, shall have been entered, then and in every such case the holders of not less than a Majority Interest, voting together as a single class, may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.


                           ARTICLE X - MISCELLANEOUS


         10.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


         10.2 AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement, the Convertible Notes or the other Transaction Documents to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall, as long as any Convertible Notes are outstanding, obtain consent thereto in writing from a Majority Interest, voting together as a single class, and shall, in any case, deliver copies of such consent in writing to all other holders of Convertible Notes. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Company to any holders who did not execute the same.


         10.3 ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing and delivered in person, mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

         If to the Company:

                  Front Porch Digital Inc.
                  20000 Horizon Way, Suite 120
                  Mt. Laurel, New Jersey  08054
                  Attention:   Chief Financial Officer
                  Telephone:  856-439-9950
                  Facsimile:   856-439-9960

         With copies to:

                  Pryor Cashman Sherman & Flynn LLP
                  410 Park Avenue
                  New York,  New York  10022
                  Attention:  Eric M. Hellige, Esq.
                  Telephone:  212-326-0846
                  Facsimile:   212-326-0806

         If to the Purchasers:

                  At such Purchaser's address for notices
                  as set forth on the Joinder Agreement
                  for such Purchaser


         If to any other holder of the Convertible Notes:

                  at such holder's address for notice as
                  set forth in the transfer records of
                  the Company


or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three Business Days after being deposited in the mails or (ii) at the time of receipt thereof if by hand or express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.

         10.4 ASSIGNABILITY; BINDING AGREEMENT. This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto; provided, however, that any Purchaser may, subject to the provisions of SECTION 3.7 hereof, assign this Agreement freely without consent. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, and no others. Notwithstanding the foregoing, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement.

         10.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made to the Purchasers in the Transaction Documents or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof (and the Second Closing), regardless of any investigation made by the Purchasers or on behalf of the Purchasers until such time as all Convertible Notes hereunder are paid in full.


         10.6 PRIOR AGREEMENTS. This Agreement and the Transaction Documents constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.


         10.7 SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.


         10.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.


         10.9 SECTION HEADINGS AND GENDER; CONSTRUCTION. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.


         10.10 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.


         10.11 SPECIFIC PERFORMANCE. Upon breach or default by the Company with respect to any obligation hereunder or under the Convertible Notes, each Purchaser shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.


         10.12 ACTIONS BY PURCHASERS. Wherever in this Agreement action is required or permitted to be taken by, or consent is required of, or a matter requires the satisfaction of, the Purchasers, such action may be taken by, and/or such consent may be obtained from, and/or such satisfaction may be expressed by, a Majority Interest, voting together as a single class, unless consent of a greater number of Purchasers is expressly required by this Agreement.


         10.13 LIMITATION OF LIABILITY. No Purchaser shall have any liability to the Company (whether sounding in tort, contract, or otherwise) for consequential damages suffered by the Company in connection with, arising out of, or in any way related to the transactions or relationships contemplated by the Transaction Documents, or any act, omission or event occurring in connection therewith, or for any special exemplary or punitive damages, and the Company hereby waives, to the maximum extent not prohibited by law, any right they may have to claim or recover any of the foregoing.


         10.14 CONFIDENTIALITY. Each Purchaser covenants and agrees to keep confidential and not to disclose or use (other than in connection with such Purchaser's rights and interests as a holder of the Convertible Notes and/or shares of Capital Stock of the Company), any non-public information provided to it by the Company.


         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the parties hereto have executed this Convertible Note Purchase Agreement as of the date first above written.


COMPANY:                                     FRONT PORCH DIGITAL INC.
-------



                                             By:  /s/ Matthew Richman
                                                  ------------------------------
                                                  Name:  Matthew Richman
                                                  Title: Chief Financial Officer




PURCHASERS:
----------

                                                                         AMOUNT
            SIGNATURE                               ADDRESS              OF NOTE
            ---------                               -------              -------



/s/ Chris Brown                           16902 Harbor Master Cove      $100,000
--------------------------                Cornelius, NC 28031
Chris Brown

Equity Pier LLC                           1140 Pearl Street               85,000
                                          Boulder, CO  80302

By: /s/ Thomas P. Sweeney III
    ----------------------------
    Name:  Thomas P. Sweeney III
    Title: Managing Partner



/s/ Michael Ferrone                       P.O. Box 2484                   50,000
----------------------------              Oak Bluffs, MA  02557
Michael Ferrone

ManagedStorage International, Inc.        1140 Pearl Street              250,000
                                          Boulder, CO  80302

By: /s/ Thomas P. Sweeney III
    ----------------------------
    Name:  Thomas P. Sweeney III
    Title: CEO and Chairman

                                                                         AMOUNT
            SIGNATURE                               ADDRESS              OF NOTE
            ---------                               -------              -------



/s/ Arnie Morren                          4705 Leann Court                50,000
----------------------------              Gradville, MI  49418
Arnie Morren



/s/ Jay Morren                            901 Windrow SE                  50,000
----------------------------              Grand Rapids, MI  49508
Jay Morren



/s/ Irl Nathan                            402 North Weston Lane          100,000
----------------------------              Austin, TX  78733
Irl Nathan

Rice Opportunity Fund, L.L.C.             666 Dundee Road #1901          150,000
                                          Northbrook, IL  60062

By: /s/ Mark Rice
    ------------------------
    Name:  Mark Rice
    Title: Manager



/s/ Tryon N. Sisson                       1279 Westwind Circle            50,000
----------------------------              Westlake Village, CA  91361
Tryon N. Sisson



/s/ Jay Yogeshwar                         34 Anthony Lane                 10,000
----------------------------              Lawrenceville, NJ  08648
Jay Yogeshwar

                                                                     EXHIBIT S-1

                                JOINDER AGREEMENT


         The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Convertible Note Purchase Agreement (the "Agreement") dated as of April 1, 2003, by and among Front Porch Digital Inc. and the purchasers named therein, and for all purposes of the Agreement, the undersigned shall be included within the term "Purchaser" as defined in the Agreement. The address and facsimile number to which notices may be sent to the undersigned is as follows:

         ____________________ (address)

         ____________________

         ____________________

         ____________________ (facsimile number)



                                                        ------------------------
                                                        (signature)

                                                        PRINT NAME:



Date:    _____________, 2003

                                                                       EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY OR ITS SUCCESSOR THAT SUCH REGISTRATION IS NOT REQUIRED.


                            FRONT PORCH DIGITAL INC.
                   8% CONVERTIBLE NOTE DUE SEPTEMBER 30, 2004


Principal Amount:   $__________                                   April __, 2003


         FRONT PORCH DIGITAL INC., a Nevada corporation (the "Company"), for value received, hereby promises to pay to ______________, or its assigns ("Holder"), on September 30, 2004, the principal amount of ____________ Dollars ($_______) (or so much thereof as shall not have been prepaid or surrendered for conversion) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, together with interest (computed on the basis of 360-day year of twelve 30-day months) on the unpaid portion of the principal amount hereof at the annual rate of eight percent (8%) from the date hereof until the date such unpaid portion of such principal amount shall have become due and payable, or following an Event of Default, at such other rate as may be required by the Note Purchase Agreement.

         This Convertible Note is one of the Convertible Notes referred to and defined in the Note Purchase Agreement. The holder of this Convertible Note is entitled to all the benefits and rights, and subject to all of the obligations, of a Purchaser under the Note Purchase Agreement, including, without limitation, the covenants contained in Article VII and VIII thereof, to which reference is hereby made for a statement of the terms and conditions under which the entire unpaid balance of this Convertible Note, or any portion thereof, shall become immediately due and payable.

         Upon any payment of the principal of this Convertible Note, whether at maturity or earlier prepayment, the Company shall issue to the Holder Warrants (as defined in the Note Purchase Agreement) at the times and in the manner set forth in the Note Purchase Agreement.

         Section 1. DEFINITIONS.

                  Section 1.01. TERMS DEFINED. The terms defined in this Section
1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Convertible Note shall have the respective meanings specified in this Section 1.01.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Purchase Agreement.

                  COMMON STOCK. The term "Common Stock" means shares of the Company's Common Stock, par value $.001 per share.

                  COMPANY. The term "Company" means FRONT PORCH DIGITAL INC., a Nevada corporation, and any successor corporation to the Company (including the corporation surviving any subsequent merger).

                  CURRENT CONVERSION PRICE. The term "Current Conversion Price" means the Conversion Price as most recently adjusted pursuant to Section 3.06.

                  EVENT OF DEFAULT. The term "Event of Default" means any event specified in Section 9.1 of the Note Purchase Agreement, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

                  MATURITY. The term "Maturity" when used with respect to this Convertible Note means the date on which the principal (and premium, if any) of this Convertible Note becomes due and payable as herein provided, whether at (a) September 30, 2004, (b) upon declaration of acceleration or (c) otherwise.

                  NOTE PURCHASE AGREEMENT. The term "Note Purchase Agreement" means the Convertible Note Purchase Agreement dated as of April 1, 2003 among the Company and the Purchasers of Convertible Notes named therein, as amended or supplemented from time to time in accordance with the terms thereof.

         Section 2. REMEDIES.

                  Section 2.01. REMEDIES. In case any one or more Events of Default shall have occurred and be continuing, the Holder of this Convertible Note may proceed to protect and enforce its rights in the manner set forth in, and subject to the terms and conditions of, Article IX of the Note Purchase Agreement.

                  Section 2.02. REMEDIES CUMULATIVE. No remedy herein conferred upon the Holder of this Convertible Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  Section 2.03. ENFORCEMENT. If there shall be any Event of Default under this Convertible Note and this Convertible Note shall be placed in the hands of an attorney for collection, or shall be collected through any court, including any bankruptcy court, the Company promises to pay to the order of the Holder hereof the Holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Convertible Note or enforcing the holder's rights with respect to any collateral securing this

Convertible Note, to the extent allowed by the laws of the State of New York or any state in which any collateral for this Note shall be situated.

         Section 3. CONVERSION.

                  Section 3.01. RIGHT OF CONVERSION; CONVERSION PRICE. Subject to and upon compliance with the provisions of this Section 3 and Section 3.1 of the Note Purchase Agreement, the Holder shall have the right, at his option, at any time during usual business hours to convert all or a portion of the outstanding principal amount of this Convertible Note into fully paid and nonassessable shares of Common Stock at the rate of $0.042 of principal for each share of Common Stock (the "Conversion Price"), which price per share shall be payable by surrender of this Convertible Note.

                  Section 3.02  MANNER OF EXERCISE.

                           (a) In order to exercise the conversion right, the
Holder of this Convertible Note shall surrender this Convertible Note at the office of the Company, accompanied by written notice to the Company stating (i) that the Holder elects to convert the outstanding principal amount this Convertible Note or, if less than the entire principal amount of this Convertible Note is to be converted, the portion thereof (a multiple of $1,000) to be converted, and (ii) the name or names (with addresses) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued. Convertible Notes surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank for transfer if the shares are to be issued in a name other than that of the Holder.

                           (b) In the event this Convertible Note is converted
in part only, upon such conversion the Company shall execute and deliver to the Holder, at the expense of the Company, a new Convertible Note in principal amount equal to the unconverted portion of this Convertible Note.

                  Section 3.03. ISSUANCE OF SHARES OF COMMON STOCK ON
                                CONVERSION.

                           (a) As promptly as practicable after the receipt of
such notice and the surrender of this Convertible Note as aforesaid, the Company shall issue, at its expense, and shall deliver to the Holder, or on his written order, at the aforesaid office of the Company (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Convertible Note (or specified portion thereof), and (ii) a certificate or certificates for any fractional shares of Common Stock issuable upon conversion of this Convertible Note (or specified portion thereof) or, at the Company's option, cash in lieu of scrip for any fraction of a share to which the Holder is entitled upon conversion as provided in Section 3.05.

                           (b) Such conversion shall be deemed to have been
effected immediately prior to the close of business on the date ("Conversion Date") on which the Company shall have received both such notice and the surrendered Convertible Note as aforesaid, and at such time the rights of the Holder of this Convertible Note shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or the Holder of record of the shares represented thereby.

                  Section 3.04. NO ADJUSTMENTS FOR INTEREST OR DIVIDENDS. No payment or adjustment shall be made by or on behalf of the Company on account of any interest accrued on this Convertible Note surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon such conversion which were declared for payment to the Holder of shares of Common Stock of record as of a date prior to the Conversion Date. All payments of accrued interest on this Convertible Note shall be made in cash or additional stock at the Conversion Price, at the Company's option.

                  Section 3.05. FRACTIONAL SHARES. The Company, at its option, may issue fractional shares of Common Stock upon any conversion of this Convertible Note or, in lieu of any fraction of a share of Common Stock to which any Holder would otherwise be entitled upon conversion of this Convertible Note (or specified portions thereof), the Company may pay a cash adjustment for such fraction in an amount equal to same fraction of the Conversion Price per share.

                  Section 3.06. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted as set forth in this section.

                           (a) If the Company shall issue or sell any shares of
Common Stock at a price which is less than the Current Conversion Price, then the Conversion Price in effect immediately prior thereto shall be adjusted immediately so that the Conversion Price thereafter shall equal the price per share of Common Stock at which such shares of Common Stock described in this
Section 3.06(a) were issued or sold. The provisions of this paragraph (a) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is provided under Section 3.06(b), (c) or (d).


                           (b) In the event that the Company shall make any
distribution of its assets upon or with respect to its shares of Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Company, the Holder of this Convertible Note, upon the exercise of his right to convert after the record date for such distribution or, in the absence of a record date, after the date of such distribution, shall receive, in addition to the shares subscribed for, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) which would have been distributed to the Holder if he had exercised his right to convert immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.


                           (c) In case at any time the Company shall subdivide
its outstanding shares of Common Stock into a greater number of shares, the Current Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Current Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                           (d) If any capital reorganization or reclassification
of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale, transfer or lease of all or substantially all of its assets to another corporation, shall be effected in such a way that the holder of shares of Common Stock shall be entitled to receive shares, securities or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall execute an amendment to this Convertible Note providing that the Holder of this Convertible Note shall have the right thereafter and until the expiration of the period of convertibility to convert this Convertible Note into the kind and amount of shares, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock into which this Convertible Note might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.

                           (e) Upon such adjustment of the Conversion Price
pursuant to the provisions of this Section 3.06, the number of shares issuable upon conversion of this Convertible Note shall be adjusted to the nearest full amount by multiplying a number equal to the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Convertible Note immediately prior to such adjustment and dividing the product so obtained by the adjusted Conversion Price.

                  Section 3.07. COVENANT TO RESERVE SHARES FOR CONVERSION. The Company covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of this Convertible Note. All shares of Common Stock which shall be deliverable shall be duly and validly issued and fully paid and nonassessable.

                  Section 3.08. NOTICE OF CHANGE OF CONVERSION PRICE. Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly send to the Holder a certificate of a firm of independent public accountants (who may be the accountants regularly employed by the Company) selected by the Board of Directors setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall be conclusive evidence of the correctness of such adjustment.

         Section 4. MISCELLANEOUS.

                  Section 4.01. OPTIONAL PREPAYMENTS. The Company shall have the right, at any time and from time to time to prepay all or any part of the outstanding principal amount of this Convertible Note subject to the provisions of the Note Purchase Agreement without penalty or premium.

                  Section 4.02. GOVERNING LAW. This Convertible Note shall be construed in accordance with the laws of the State of New York applicable to contracts entered into and to be performed wholly within said State.

                  Section 4.03. SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Convertible Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 4.04. COURSE OF DEALING; NO WAIVER. No course of dealing between the Company and the Holder shall operate as a waiver of any right of the Holder and no delay on the part of the Holder in exercising any right hereunder shall so operate.

                  Section 4.05. WAIVER OF COMPLIANCE. Any term, covenant, agreement or condition hereof may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the agreement or consent in writing of the Holder.

                  Section 4.06. OTHER PROVISIONS. The Company waives demand, presentment, protest, notice of dishonor and any other form of notice, that may be required to hold the Company liable on this Note.

                  Section 4.07. NOTICES. All notices, demands and other communications hereunder shall be given, and shall be deemed to have been duly given, if delivered as set forth in the Note Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Convertible Note to be signed in its corporate name by one of its officers thereunto duly authorized, and to be dated as of the date first written above.


                                             FRONT PORCH DIGITAL INC.



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT B


THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.


                               WARRANT TO PURCHASE
                            SHARES OF COMMON STOCK OF
                            FRONT PORCH DIGITAL, INC.



This certifies that ________________________, or any party to whom this Warrant is assigned in accordance with its terms is entitled to subscribe for and purchase ________ (_______) shares of the Common Stock of Front Porch Digital Inc., a Nevada corporation, on the terms and conditions of this Warrant.

         1. DEFINITIONS. As used in this Warrant, the term:

                  1.1 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated to be closed by law or by executive order.

                  1.2 "COMMON STOCK" shall mean the Common Stock, par value $.001 per share, of the Corporation, or, in the case of a conversion, reclassification or exchange of such shares of such Common Stock, shares of the stock into or for which such shares of Common Stock shall be converted, reclassified or exchanged.

                  1.3 "CORPORATION" shall mean Front Porch Digital Inc., a Nevada corporation, or its successor.

                  1.4 "EXPIRATION DATE" shall mean _________, 20__ [5 years from date of issuance].

                  1.5 "HOLDER" shall mean the registered holder of this Warrant.

                  1.6 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  1.7 "WARRANT" shall mean this Warrant and any warrants delivered in substitution or exchange for this Warrant in accordance with the provisions of this Warrant.

                  1.8 "WARRANT PRICE" shall mean $0.10 per share of Common Stock, as such amount may be adjusted pursuant to Section 4 hereof.

         2. EXERCISE OF WARRANT. At any time before the Expiration Date, the Holder may exercise the purchase rights represented by this Warrant, in whole or in part, by surrendering this Warrant (with a duly executed subscription in the form attached) at the Corporation's principal corporate office (located on the date hereof in Mt. Laurel, New Jersey) and by paying the Corporation, by certified or cashier's check, the aggregate Warrant Price for the shares of Common Stock being purchased.

                  2.1 DELIVERY OF CERTIFICATES. Within ten (10) days after each exercise of the purchase rights represented by this Warrant, the Corporation shall deliver a certificate for the shares of Common Stock so purchased to the Holder and, unless this Warrant has been fully exercised or expired, a new Warrant representing the balance of the shares of Common Stock subject to this Warrant.

                  2.2 EFFECT OF EXERCISE. The Person entitled to receive the shares of Common Stock issuable upon any exercise of the purchase rights represented by this Warrant shall be treated for all purposes as the holder of such shares of record as of the close of business on the date of exercise.

                  2.3 ISSUE TAXES. The Corporation shall pay all issue and other taxes that may be payable in respect of any issue or delivery to the Holder of shares of Common Stock upon exercise of this Warrant.

         3. STOCK FULLY PAID; RESERVATION OF SHARES. The Corporation covenants and agrees that all securities that it may issue upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges. The Corporation further covenants and agrees that, during the period within which the Holder may exercise the rights represented by this Warrant, the Corporation shall at all times have authorized and reserved for issuance enough shares of its Common Stock or other securities for the full exercise of the rights represented by this Warrant. The Corporation shall not, by an amendment to its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

         4. ADJUSTMENTS. The Warrant Price and the number of shares of Common Stock that the Corporation must issue upon exercise of this Warrant shall be subject to adjustment in accordance with Sections 4.1 through 4.3.

                  4.1 ADJUSTMENT TO WARRANT PRICE FOR COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. If the Corporation at any time or from time to time after the date hereof (1) declares or pays, without consideration, any dividend on the Common Stock payable in Common Stock; (2) creates any right to acquire Common Stock for no consideration; (3) subdivides the outstanding shares of Common Stock (by stock split, reclassification or otherwise); or (4) combines or consolidates the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Corporation shall proportionately increase or decrease the Warrant Price, as appropriate.

                  4.2 ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon exercise of this Warrant changes into shares of any other class or classes of security or into any other property for any reason other than a subdivision or combination of shares provided for in Section 4.1, including without limitation any reorganization, reclassification, merger or consolidation, the Corporation shall take all steps necessary to give the Holder the right, by exercising this Warrant, to purchase the kind and amount of securities or other property receivable upon any such change by the owner of the number of shares of Common Stock subject to this Warrant immediately before the change.

                  4.3 SPIN OFFS. If the Corporation spins off any subsidiary by distributing to the Corporation's shareholders as a dividend or otherwise any stock or other securities of the subsidiary, the Corporation shall reserve until the Expiration Date enough of such shares or other securities for delivery to the Holders upon any exercise of the rights represented by this Warrant to the same extent as if the Holders owned of record all Common Stock or other securities subject to this Warrant on the record date for the distribution of the subsidiary's shares or other securities.

                  4.4 CERTIFICATES AS TO ADJUSTMENTS. Upon each adjustment or readjustment required by this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with this Section, cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

         5. FRACTIONAL SHARES. The Corporation shall not issue any fractional shares in connection with any exercise of this Warrant.

         6. DISSOLUTION OR LIQUIDATION. If the Corporation dissolves, liquidates or winds up its business before the exercise or expiration of this Warrant, the Holder shall be entitled, upon exercising this Warrant, to receive in lieu of the shares of Common Stock or any other securities receivable upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to it upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock or other securities, had the Holder been the holder of record on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution. If any such dissolution, liquidation or winding up results in a cash distribution or distribution of property which the Corporation's Board of Directors determines in good faith to have a cash value in excess of the Warrant Price provided by this Warrant, then the Holder may, at its option, exercise this Warrant without paying the aggregate Warrant Price and, in such case, the Corporation shall, in making settlement to Holder, deduct from the amount payable to Holder an amount equal to such aggregate Warrant Price.

         7. TRANSFER AND EXCHANGE.

                  7.1 TRANSFER. Subject to Section 7.3, the Holder may transfer all or part of this Warrant at any time on the books of the Corporation at its principal office upon surrender of this Warrant, properly endorsed. Upon such surrender, the Corporation shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrants so transferred. Upon any partial transfer, the Corporation shall issue and deliver to the Holder a new Warrant or Warrants with respect to the Warrants not so transferred.

                  7.2 EXCHANGE. The Holder may exchange this Warrant at any time at the principal office of the Corporation for Warrants in such denominations as the Holder may designate in writing. No such exchanges will increase the total number of shares of Common Stock or other securities that are subject to this Warrant.

                  7.3 SECURITIES ACT OF 1933. By accepting this Warrant, the Holder agrees that this Warrant and the shares of the Common Stock issuable upon exercise of this Warrant may not be offered or sold except in compliance with the Securities Act, and then only with the recipient's agreement to comply with this Section 7 with respect to any resale or other disposition of such securities. The Corporation may make a notation on its records in order to implement such restriction on transferability.

         8. LOSS OR MUTILATION. Upon the Corporation's receipt of reasonably satisfactory evidence of the ownership and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) of a reasonably satisfactory indemnity or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation shall execute and deliver a new Warrant to the Holder.

         9. SUCCESSORS. All the covenants and provisions of this Warrant shall bind and inure to the benefit of the Holder and the Corporation and their respective successors and assigns.

         10. NOTICES. All notices and other communications given pursuant to this Warrant shall be in writing and shall be deemed to have been given when personally delivered or when mailed by prepaid registered, certified or express mail, return receipt requested. Notices should be addressed as follows:

                  (a) If to Holder, then to:

                                    [Insert Address]

                  (b) If to the Corporation, then to:

                           Front Porch Digital Inc.
                           20000 Horizon Way, Suite 120
                           Mt. Laurel, New Jersey  08054

                      With a copy (which shall not constitute notice) to:

                           Eric M. Hellige, Esq.
                           Pryor Cashman Sherman & Flynn LLP
                           410 Park Avenue
                           New York, New York  10022


Such addresses for notices may be changed by any party by notice to the other party pursuant to this Section 10.


         11. AMENDMENT. This Warrant may be amended only by an instrument in writing signed by the Corporation and the Holder.

         12. CONSTRUCTION OF WARRANT. This Warrant shall be construed as a whole and in accordance with its fair meaning. A reference in this Warrant to any section shall be deemed to include a reference to every section the number of which begins with the number of the section to which reference is made. This Warrant has been negotiated by both parties and its language shall not be construed for or against any party.

         13. LAW GOVERNING. This Warrant is executed, delivered and to be performed in the State of Nevada and shall be construed and enforced in accordance with and governed by the Nevada law without regard to any conflicts of law or choice of forum provisions.

Dated:  __________________

                                             FRONT PORCH DIGITAL INC.



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                SUBSCRIPTION FORM

                 (TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT)



         The undersigned registered owner of this Warrant irrevocably exercises this Warrant and agrees to purchase shares of Common Stock of Front Porch Digital Inc., all at the price and on the terms and conditions specified in this Warrant.

         Dated:





                                             -----------------------------------
                                             (Signature of Registered Holder)




                                             -----------------------------------
                                             (Street Address)




                                             -----------------------------------
                                             (City) (State) (Zip)

                             ISSUE OF A NEW WARRANT

                   (TO BE EXECUTED ONLY UPON PARTIAL EXERCISE,
                    EXCHANGE, OR PARTIAL TRANSFER OF WARRANT)




         Please issue Warrants, each representing the right to purchase shares of Common Stock of Front Porch Digital Inc. to the registered holder.


Dated:






                                             -----------------------------------
                                             (Signature of Registered Holder)

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned registered Holder of this Warrant sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock set forth below (the "Transfer"):

NAME OF ASSIGNEE                    ADDRESS         NO. OF SHARES











The undersigned irrevocably constitutes and appoints as the undersigned's attorney-in-fact, with full power of substitution, to make the transfer on the books of Front Porch Digital Inc.

Dated:





                                             -----------------------------------
                                                  (Signature)

                                                                      SCHEDULE A


                                   PURCHASERS


                                               ORIGINAL
        NAME OF PURCHASER                  PRINCIPAL AMOUNT       PURCHASE PRICE
        -----------------                  ----------------       --------------

Chris Brown                                    $100,000               $100,000
Equity Pier                                      85,000                 85,000
Michael Ferrone                                  50,000                 50,000
ManagedStorage International Inc.               250,000                250,000
Arnie Morren                                     50,000                 50,000
Jay Morren                                       50,000                 50,000
Irl Nathan                                      100,000                100,000*
Rice Opportunity Fund                           150,000                150,000*
Tryon Sisson                                     50,000                 50,000
Jay Yogeshwar                                    10,000                 10,000
Wally Giakas                                     80,000                 80,000


-----------------

* Purchase price to be paid by the exchange of 7% Convertible Secured Promissory Notes of the Company in a principal amount equal to the amount of the purchase price.

                                                                      SCHEDULE B


                                 CAPITALIZATION


FRONT PORCH DIGITAL, INC.
            CAPITAL STRUCTURE AND CAPITALIZATION TABLE
         PREPARED MARCH 4, 2003

                                     COMMON STOCK    PREFERRED STOCK
                                   -----------------------------------
Authorized
                                      50,000,000           5,000,000
Issued & Outstanding
                                      36,268,573                  --
Reserved (Option Plan)
                                       6,000,000                  --
Rice/Nathan Conversion
                                       7,468,600
Warrants
                                      12,573,746                  --


                                                 SHARES OWNED
                                        SHARES    CONVERTIBLE    WARRANTS       WARRANT           OPTIONS     OPTION    TOTAL SHARE
                                        OWNED        DEBT          OWNED         PRICE             OWNED       PRICE    EQUIVALENTS
                                   -------------------------------------------------------------------------------------------------
MSI                                                                           $2.00 / $4.00
                                       7,500,000                 3,500,000                                               11,000,000
StorageTek
                                       5,622,888                                                                          5,622,888
Rice/Nathan 14%
                                                    7,468,600                                                             7,468,600
Jay Yogeshwar & Family
                                       2,333,000                                                                          2,333,000
Equity Pier                                                                    $2.00 / $3.00
                                       1,344,420                 3,449,696                                                4,794,116
Wally  Giakas
                                         300,000                                                                            300,000

FPDI Held
                                       1,433,639                                                                          1,433,639
Eastfork Trading
                                         666,500                                                                            666,500
Hellige Warrants                                                                   $   0.10
                                                                   225,000                                                  225,000
Employee Options
                                                                                                 1,120,000                1,120,000
Employee Options                                                                                              $  0.28
                                                                                                 3,570,000                3,570,000
Other                                                                          all over $0.50
                                      17,068,126                 5,399,050                                               22,467,176
------------------------------------------------------------------------------------------------------------------------------------
TOTALS AS OF 12/31/02                 36,268,573    7,468,600   12,573,746                       4,690,000               61,000,919
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
RECONCILIATION:
Total Shares Outstanding per Interwest 12/31/02                       33,768,573
ADD: New MSI Shares                                                    2,500,000
                                                                 ---------------
TOTAL SHARES PER ABOVE                                                36,268,573
                                                                 ===============

--------------------------------------------------------------------------------


                                       11